UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 16, 2006
TEKELEC

(Exact name of registrant as specified in its charter)

California	0-15135	95-2746131

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina		27560

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(919) 460-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐     Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	1

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) On November 16, 2006, Jean-Claude Asscher notified the Board of Directors that he would retire as Chairman of the Board of Directors and as a Director of Tekelec, effective December 31, 2006. Mr. Asscher has served in these positions since 1972. In accepting Mr. Asscher’s resignation and in recognition of Mr. Asscher’s contributions as a founder and Director of the Company, the Board of Directors has unanimously elected Mr. Asscher to the honorary position of Chairman Emeritus, effective January 1, 2007. As Chairman Emeritus, Mr. Asscher may attend meetings of the Board and its Committees, but will not have any voting rights or be entitled to receive any compensation.
     On November 21, 2006, the Board of Directors appointed Mark Floyd, Vice Chairman of the Board and a Director, as Chairman of the Board to succeed Mr. Asscher, effective January 1, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec
Dated: November 21, 2006	By:	/s/ William H. Everett
William H. Everett
Senior Vice President and Chief Financial Officer

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